                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 6, 2004


                            mPHASE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)





           New Jersey                      000-24969                22-2287503
(State or Other Jurisdiction of     (Commission File Number)      (IRS Employer
       Identification No.)                                        Incorporation)





                  587 Connecticut Ave., Norwalk, CT 06854-0566
               (Address of Principal Executive Offices) (ZIP Code)





       Registrant's telephone number, including area code: (203) 838-2741



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events
In order to broaden and diversify its current line of business into additional high growth technology areas, mPhase Technologies, Inc. ("mPhase") has entered into a Development Agreement, effective February 3, 2004, with the Bell labs division of Lucent Technologies, Inc. to commercialize the use of nano power cell technology. Under the terms of the $1.2 million contract, Lucent/ Bell Labs will develop for mPhase micro-power source arrays fabricated using nanotextured, superhydrophobic materials. This new business arrangement with Lucent Bell Labs will give mPhase the opportunity to develop and offer breakthrough battery technology applications, initially to government market segments including defense and homeland security, and ultimately to the commercial market. The initial applications for the nano power cell technology will address the need to supply emergency and reserved power to a wide range of electronic devices for the defense department.

In addition, mPhase has reached an agreement on Friday, February 13, 2003, with Georgia Tech Applied Research Corporation, a strategic supplier of research and development services in connection with its Traveser(TM) DVDDS Television Delivery over DSL platform to convert approximately $1.8 million of accounts payable into common stock of mPhase at $.35 per share.


                         [Signature on following page.]
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             mPHASE TECHNOLOGIES



                                             By:  /s/ Martin S. Smiley
                                                  -------------------------
                                                  Martin S. Smiley
                                                  Executive Vice President,
                                                  Chief Executive Officer and
                                                  General Counsel



Date: February 17, 2004